UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 31, 2012
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Arizona Acquisition

On December 31, 2012, Sun Communities Operating Partnership (the “Operating Partnership”), the primary operating subsidiary of Sun Communities, Inc., acquired an 1,863 site manufactured housing and recreational vehicle community, known as Palm Creek Golf & RV Resort, located in Casa Grande, Arizona from PCGRV, LLC and Keith Amigos, Inc. (the “Sellers”) pursuant to a Limited Liability Company Interests Assignment Agreement, dated October 22, 2012, by and among the Operating Partnership and the Sellers. The Operating Partnership acquired the community and related improvements, personal property and associated intangibles for $70.4 million and a contiguous parcel of land being developed to add approximately 990 recreational vehicle sites, or approximately 550 manufactured home sites, for $15.0 million. The aggregate purchase price of $88.0 million included the reimbursement of $2.6 million for certain construction costs incurred in connection with the development of the community and the aggregate purchase price was paid by the indirect assumption of $41.7 million of mortgage debt secured by the community with the remainder paid in cash.

The foregoing description is qualified in its entirety by reference to the Limited Liability Company Interests Assignment Agreement incorporated by reference as Exhibit 2.1 hereto, which is incorporated by reference herein. The schedules and exhibits to the Limited Liability Company Interests Assignment Agreement have not been filed with such Exhibit 2.1 because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the Limited Liability Company Interests Assignment Agreement. The Limited Liability Company Interests Assignment Agreement contains a list briefly identifying the contents of all omitted schedules and exhibits. The Company hereby agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

On January 3, 2013, the Company issued a press release announcing the closing of the acquisition described above.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Morgan Loan

As previously disclosed, the Operating Partnership entered into agreements with Robert C. Morgan, Robert Moser and their affiliates (the “Contributors”) pursuant to which, subject to the satisfaction of customary closing conditions, the Operating Partnership or its subsidiaries will acquire eleven (11) recreational vehicle communities and associated assets owned by the Contributors (the “Communities”). On January 2, 2013, Sun Lender RV, LLC (“Lender”), a newly formed wholly-owned subsidiary of the Operating Partnership, entered into a Loan Agreement with Indian Creek RV Resort LLC, Lake George Campsites LLC, Lake Laurie RV Resort LLC, Wagon Wheel Maine LLC and Wild Acres LLC (“Borrowers”) pursuant to which Lender agreed to loan Borrowers up to approximately $52.7 million to refinance the existing secured debt on four of the Communities and one additional recreational vehicle community owned by affiliates of the Contributors (the “Secured Properties”). As a result of this loan, the Lender is the senior secured lender on the Secured Properties. This loan has a stated maturity date of December 31, 2022, subject to acceleration or prepayment in certain circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No.	Description
2.1*	Limited Liability Company Interests Assignment Agreement dated October 22, 2012, among Sun Communities Operating Limited Partnership, PCGRV, LLC and Keith Amigos, Inc.
99.1	Press release dated January 3, 2013

*Incorporated by reference to Sun Communities, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: January 7, 2013	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Limited Liability Company Interests Assignment Agreement dated October 22, 2012, among Sun Communities Operating Limited Partnership, PCGRV, LLC and Keith Amigos, Inc.
99.1	Press release dated January 3, 2013

*Incorporated by reference to Sun Communities, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012